                                                                     Exhibit 3.4

                           ARTICLES OF INCORPORATION

                                      OF

                             TUESDAY MORNING, INC.

          We, the undersigned natural persons of the age of twenty-one (21) years or more, at least two of whom are citizen of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE

          The name of the corporation is Tuesday Morning, Inc,


                                  ARTICLE TWO

          The period of duration is perpetual.


                                 ARTICLE THREE

          The purpose or purposes for which the corporation is organized are:

          (a)  To erect or repair any building or improvement;

          (b) To purchase, sell acquire by lease, grant by lease, rent, sublease and subdivide real property in towns, cities, and villages and their suburbs not extending more than two miles beyond their limits;

          (c)  To transact any manufacturing business;

          (d)  To purchase and sell goods;

          (e)  To engage in any merchantile or trading business;

          (f)  To engage in the oil and gas business;

          (g) To transact any or all lawful business for which the corporation may be incorporated under the Texas Business Corporation Act and to do everything necessary, proper, advisable or convenient for the accomplishment or furtherance of such purposes.

          The foregoing statement of purpose shall be construed as a statement of both purpose and powers, shall be liberally construed in aid of the powers of this corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers.

                                 ARTICLE FOUR

          The aggregate number of shares which the corporation shall have authority to issue is one hundred thousand (100,000) shares of the par value of One Dollar ($1.00) per share.

                                 ARTICLE FIVE

          The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

                                  ARTICLE SIX

          No holder of stock of the corporation shall be entitled as a matter of right, pre-emptive or otherwise, to subscribe for or purchase any part of any stock now or hereafter authorized to be issued, or shares thereof held in the treasury of the corporation or securities convertible into stock, whether issued for cash or other consideration or by way of dividend or otherwise.

                                 ARTICLE SEVEN

          At each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

                                 ARTICLE EIGHT

          The shareholders of the corporation hereby delegate to the Board of Directors power to adopt, alter, amend or repeal the bylaws of the corporation; such power shall be deemed to be vested exclusively in the Board of Directors and shall not be exercised by the shareholders.

                                 ARTICLE NINE

          (A) Any contract or other transaction between the corporation and any of its directors, officers or shareholders (or any corporations or firms in which they may be directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

          (B) The foregoing shall, however, apply only if the interest of each such director, officer and/or shareholder is known or disclosed:

          (1) To the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

          (2) To the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

          (C) This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

                                  ARTICLE TEN

          (A) The corporation shall indemnify, to the extent provided in paragraph (B), these persons:

          (1)  Any director, officer, agent or employee of the corporation:

          (2) Any former director, officer, agent or employee of the corporation; and,

          (3) Any person who may have served at the corporation's request as a director, officer, agent or employee of another corporation in which the corporation owns or has owned stock, or of which it is or has been a creditor.

          (B) The indemnification shall be against expenses actually and necessarily incurred by such person, and any amount paid in satisfaction of judgments in connection with any action, suit or proceeding (whether civil or criminal) in which he is made a party by reason of being or having been such a director, officer, agent or employee (whether or not such at the time the costs or expenses are incurred by or imposed on him) except in relation to matters as
                                               ------
to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty.

          (C) The corporation may also reimburse to any such person the reasonable costs of settlement of any such action, suit or proceeding, if it is found by a majority of the committee of the directors not involved in the matter (whether or not a quorum) that (1) it was to the interest of the corporation to make such settlement and (2) such person was not guilty of gross negligence or willful misconduct.

          (D) The rights of indemnification and reimbursement shall not be exclusive of any other rights to which such person may be entitled by law, bylaw, agreement, shareholder's vote or otherwise.

                                ARTICLE ELEVEN

          The post office address of its initial registered office is 4117 Lindberg Drive, Addison, Texas 75001, and the name of its initial registered agent at such address is Lloyd Louis Ross.

                                ARTICLE TWELVE

          The director constituting the initial Board of Directors is one (1) and the name and address of the person who is to serve as a director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

       NAME                                    ADDRESS
       ----                                    -------

       Lloyd Louis Ross                    4117 Lindbergh Drive
                                           Addison, Texas 75001


                       ARTICLE THIRTEEN

       The names and addresses of the incorporators are:

       NAME                                    ADDRESS
       ----                                    -------

       A. Don Crowder                      2017 Cedar Springs Road
                                           Dallas, Texas 75201

       Gloria D. Mish                      2017 Cedar Springs Road
                                           Dallas, Texas 75201

       Lesley Kelehear                     2017 Cedar Springs Road
                                           Dallas, Texas 75201

          In witness whereof, we have hereunto set our hands, this 23rd day of September, A.D., 1975.

                                        /s/ A. Don Crowder
                                        -------------------------------
                                            A. Don Crowder

                                        /s/ Gloria D. Mish
                                        -------------------------------
                                            Gloria D. Mish

                                        /s/ Lesley Kelehear
                                        -------------------------------
                                            Lesley Kelehear

STATE OF TEXAS     )
                   )
COUNTY OF DALLAS   )

          I, Deborah Blackshear, a notary public, do hereby certify that on this 23rd day of September, A.D., 1975, personally appeared before me A. Don
Crowder, Gloria D. Mish and Lesley Kelehear, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as incorporators, and that the statements therein contained are true.


                                        /s/ Deborah Blackshear
                                        -------------------------------
                                        Notary Public in and for Dallas
                                        County, Texas

My commission expires:
    June 1, 1977

                         ARTICLES OF AMENDMENT BY THE
                  DIRECTORS TO THE ARTICLES OF INCORPORATION
                           OF TUESDAY MORNING, INC.
                  ------------------------------------------

     Pursuant to the provisions of Article 4.04(A) of the Texas Business Corporation Act, the undersigned directors adopt the following Articles of Amendment of the Articles of Incorporation of the corporation which increases the aggregate number of shares the corporation shall have authority to issue from one hundred thousand (100,000) shares to four million (4,000,000) shares and reduces par value per share from One Dollar ($1.00) to One Cent ($0.01).

                                  ARTICLE ONE

     The name of the corporation is Tuesday Morning, Inc.

                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the directors of the corporation on October 13, 1975:

          Article Four of the Articles of Incorporation is hereby amended to read as follows: "The aggregate number of shares which the corporation shall have authority to issue is four million (4,000,000) shares of the par value of One Cent ($0.01) per share."

                                 ARTICLE THREE

     None of the shares of the corporation have been issued.

                                 ARTICLE FOUR

     The foregoing amendment was adopted by the unanimous written consent of the directors named in the Articles of Incorporation of the corporation.

     DATED:  October 13, 1975.

                                        TUESDAY MORNING, INC.

                                        By /s/ Lloyd L. Ross
                                           ------------------------------
                                           Lloyd L. Ross, President

                                        By /s/ F. Donald Robb
                                           ------------------------------
                                           F. Donald Robb, Secretary

THE STATE OF TEXAS   (S)
                     (S)
COUNTY OF DALLAS     (S)

     I, A. Don Crowder, a Notary Public, do hereby certify that on this

13th day of October, 1975, personally appeared before me Lloyd L. Ross, who declared he is President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                                /s/ A. Don Crowder
                                                --------------------------------
                                                A. Don Crowder, Notary Public
                                                in and for Dallas County, Texas


My Commission Expires:
     June 1, 1977




Articles of Amendment - Page 2

                         ARTICLES OF AMENDMENT TO THE
                         ARTICLES OF INCORPORATION OF
                             TUESDAY MORNING, INC.


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

     The name of the corporation is Tuesday Morning, Inc.

                                  ARTICLE TWO

     The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation by unanimous consent as of September 22, 1983. The amendments restate the purposes for which the corporation was organized, increase the authorized number of shares of Common Stock, $0.01 par value, authorize 2,000,000 shares of Preferred Stock, $1.00 par value, and delete certain provisions regarding the modification and repeal of Bylaws, interested director and interested shareholder contracts, and indemnification. The full text of the amendments are as follows:

     Article Three of the Articles of Incorporation is hereby amended to read as follows:

          "The purpose or purposes for which the corporation is organized are to transact any and all lawful business for which the corporation may be incorporated under the Texas Business Corporation Act and to do everything necessary, proper, advisable or convenient for the accomplishment or furtherance of such purposes."

     Article Four of the Articles of incorporation is hereby amended to read as follows:

     "The aggregate number of shares of all classes of stock which the corporation shall be authorized to issue is Twelve Million (12,000,000), divided into the following: Ten Million (10,000,000) shares of Common Stock, $0.01 par value (the "Common Stock"), and Two Million (2,000,000) shares of Preferred Stock, $1.00 par value (the "Preferred Stock").

     The following is a statement of the relative rights, preferences and limitations in respect of the shares of each class of capital stock of the corporation, insofar as the same are fixed in these Articles of Incorporation, and of the authority expressly vested in the Board of Directors of the corporation to divide the Preferred Stock into series and to fix and determine the variations in the relative rights and preferences as between series:

                              A.  PREFERRED STOCK

     1. The Preferred Stock may from time to time be divided into and issued in one or more series with each series to be so designated as to distinguish the shares thereof from the shares of all other series and classes, the shares of each series to have such designations, preferences, limitations and relative rights as are stated and expressed herein and in a resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

     2. To the extent that these Articles of Incorporation shall not have fixed and determined the variations in the relative rights and preferences of the Preferred Stock and as between series, the Board of Directors of the corporation is expressly vested with the authority to divide the Preferred Stock into one or more series and, within the limitations set forth in these Articles of Incorporation, to fix and determine the relative rights and preferences of the shares of any series so established, and, with respect to each such series, to fix by resolution or resolutions providing for the issue of such series, the following:

     (a) The maximum number of shares to constitute such series and the distinctive designation thereof;

     (b) The annual dividend rate, if any, on the shares of such series and the date or dates from which dividends shall commence to accrue or to accumulate as herein provided, or provision that dividends shall not be cumulative;

     (c) The price at and the terms and conditions on which the shares of such series may be redeemed, including the time during which shares of the series may be redeemed and the premium, if any, over and above the par value thereof and any accumulated dividends thereon which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which premium may vary at different dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund than with respect to shares otherwise redeemed;

          (d) The liquidation preference, if any, over and above the par value thereof, and any accumulated dividends thereon, which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

          (e) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operations of the said fund;

          (f) The terms and conditions, if any, on which the shares of such series shall be convertible into, or exchangeable for, shares of capital stock of any other class or classes of the corporation or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

          (g)  The voting rights, if any, on the shares of such series; and

          (h) Any other preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the law or with this Article Four.

     3. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all series shall rank equally and be identical in all respects, expect as provided in paragraph 1 of this Section A and except as permitted by the foregoing provisions of paragraph 2 hereof.

     4. Except to the extent restricted in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, before any dividends (other than dividends payable in Common Stock) on any class or classes of capital stock of the corporation ranking junior to the Preferred Stock, or any series thereof, as to dividends shall be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series shall have been paid, or there shall have been set apart for payment, cash dividends, when and as declared by the Board of Directors, at the annual rate, and no more, fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series.

     5. In the event of liquidation, dissolution or winding up of the affairs of the corporation, before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of capital stock of the corporation ranking junior to the Preferred Stock, or any series thereof, upon liquidation, the holders of the shares of the Preferred Stock shall be entitled to receive payment at the rate fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of the respective series. For the purposes of this paragraph 5 and paragraph 2(d) of this Section A, neither the consolidation nor merger of the corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     6. The corporation, at the option of the Board of Directors, may redeem, at such time as fixed for the shares of the respective series, the whole or from time to time any part of the Preferred Stock of any series at the time outstanding, at the par value thereof, plus in every case an amount equal to all accumulated dividends, if any (whether or not earned or declared), with respect to each share so to be redeemed and, in addition thereto, the amount of the premium, if any, payable upon such redemption fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (the total sum so payable on any such redemption being herein referred to as the "redemption price"). Notice of every such redemption shall be mailed not less than 20 nor more than 50 days in advance of the date designated for such redemption (herein referred to as the "redemption date") to the holders of record of the shares of Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the corporation. In order to facilitate the redemption of any shares of Preferred Stock that may be chosen for redemption as provided in this paragraph 6, the Board of Directors shall be authorized to cause the transfer books of the corporation to be closed as to such shares at any time (not exceeding 50 days) prior to the redemption date. In case of the redemption of only a portion of any series of Preferred Stock at the time outstanding, the shares of such series to be so redeemed shall be selected by lot or in such manner as the Board of Directors may determine. The Board of Directors shall have full power and authority, subject to the limitations and provisions contained herein and in the

Texas Business Corporation Act, to prescribe the terms and conditions upon which the Preferred Stock shall be redeemed from time to time.

     7. Shares of Preferred Stock which have been redeemed, purchased or otherwise acquired by the corporation or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes or any series of any other class or classes or of any other series of the same class, shall be cancelled and may not under any circumstances thereafter be reissued or otherwise disposed of by the corporation, and the corporation shall from time to time and at least once each year cause all such shares to be retired in the manner provided by law.

     8. Nothing herein contained shall limit any legal right of the corporation to purchase any shares of the Preferred Stock.

                               B.   COMMON STOCK

     1. Subject to the prior rights and preferences of the Preferred Stock and subject to the provisions and on the conditions set forth in the foregoing Section A of this Article Four, or in any resolution or resolutions providing for the issue of a series of Preferred Stock, and to the extent permitted by the laws of the State of Texas, the holders of Common Stock shall be entitled to receive such cash dividends as may be declared and made payable by the Board of Directors.

     2. After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the corporation, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares."

     Article Eight of the Articles of Incorporation is hereby deleted in its entirety.

     Article Nine of the Articles of Incorporation is hereby deleted in its entirety.

     Article Ten of the Articles of Incorporation is hereby deleted in its entirety.

     Article Eleven is hereby redesignated as Article Eight.

     Article Twelve is hereby redesignated as Article Nine.

     Article Thirteen is hereby redesignated as Article Ten.

                                 ARTICLE THREE

     The number of shares of capital stock of the corporation outstanding at the time of such adoption was 2,740,287; and the number of shares entitled to vote thereon was 2,740,287.

                                 ARTICLE FOUR

     The holders of all of the shares of capital stock outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendments.

     Dated as of September 22, 1983.


                                       TUESDAY MORNING, INC.

                                       By: /s/ Lloyd L. Ross
                                           --------------------------
                                           Lloyd L. Ross, President


                                       By: /s/ Edward J. Lysen
                                           --------------------------
                                           Edward J. Lysen, Secretary

                   ARTICLES OF AMENDMENT BY THE SHAREHOLDERS
                      TO THE ARTICLES OF INCORPORATION OF
                             TUESDAY MORNING, INC.



     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts these Articles of Amendment to its Articles of Incorporation.

                                   ARTICLE I

     The name of the corporation is Tuesday Morning, Inc.

                                  ARTICLE II

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 22nd day of January, 1986.

     The Articles of Incorporation are amended by adding thereto a new Section C to Article Four, said Section C reading as follows:


                            "C. Reverse Stock Split

     "Each three (3) shares of Common Stock of the corporation issued and outstanding and not held in the treasury of the corporation are hereby reclassified and changed into two (2) fully paid and non-assessable shares of Common Stock of the corporation of a par value of one cent ($0.01) each, and each holder of record of certificates for three (3) or more shares of Common Stock of the corporation as of the close of business on the date this amendment becomes effective shall be entitled to receive as soon as practicable upon surrender to the Secretary of the corporation of all certificates of each holder, a certificate or certificates representing two (2) shares of Common Stock for each three (3) shares of Common Stock surrendered. Nothing contained in this Section C shall reduce the number of shares authorized by these Articles."

                                  ARTICLE III

     The number of shares of the corporation outstanding at the time of such adoption was 2,740,287; and the number of shares entitled to vote thereon was 2,740,287.

                                  ARTICLE IV

     The number of shares voted for such amendment was 2,740,287 and no shares voted against such amendment.

                                   ARTICLE V

     The manner in which the exchange of issued shares provided for in this amendment shall be effected, is as follows:

     Upon the effective date of this amendment each three (3) outstanding shares of Common Stock, one cent ($0.01) par value per share, shall be reclassified as two (2) shares of Common Stock, one cent ($0.01) par value per share. No fractional shares shall be issued as a result of the stock split. In lieu of such fractional shares, each shareholder of the corporation will be paid in cash an amount equal to (i) the fraction of a share he was otherwise entitled to receive multiplied by (ii) $13.

                                  ARTICLE VI

     The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

     The stated capital of the corporation prior to the reverse stock split as provided herein is $27,402.87. After the transfer on the books of the corporation of $9,134.29 from stated capital to paid-in surplus, the stated capital of the corporation shall be $18,268.58.

     DATED this 22nd day of January, 1986.

                                                  /s/ Mike A. Moffitt
                                                  ------------------------------
                                                  Mike A. Moffitt, President


                                                  /s/ Edward J. Lysen
                                                  ------------------------------
                                                  Edward J. Lysen, Secretary

                         ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                             TUESDAY MORNING, INC.



     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation:

                                  ARTICLE ONE

     The name of the corporation is Tuesday Morning, Inc. (the "Corporation")


                                  ARTICLE TWO

     The following amendments to the Articles of Incorporation were adopted by the unanimous written consent of the sole shareholder of the Corporation, dated July 23, 1992.

     Article FOUR is hereby amended to read in its entirety as follows:

          "The aggregate number of shares which the corporation shall have authority to issue is 100 shares of common stock, $.01 per value."


                                 ARTICLE THREE

     The number of shares of the Corporation outstanding at the time of such adoption was 10 shares of common stock, and the number of shares entitled to vote thereon was 10 shares of common stock.


                                 ARTICLE FOUR

     The number of shares voted for such amendment was 10 shares of common stock, and no shares voted against such amendment.

     IN WITNESS WHEREOF, the Corporation has executed this document as of July 28, 1992.

                                          TUESDAY MORNING, INC.


                                          By: /s/ Edward J. Lysen
                                            -----------------------------
                                            Edward J. Lysen Secretary